FOURTH AMENDMENT TO THE
CUSHING® MUTUAL FUNDS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

    This Fourth Amendment, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of December 8, 2017, as amended (the “Agreement”), is entered into by and between Cushing® Mutual Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

    WHEREAS, the parties have entered into the Agreement;

    WHEREAS, both parties desire to update the fee schedule in Exhibit C of the Agreement, and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as follows:

The Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CUSHING® MUTUAL FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John Alban	By:	/s/ Anita Zagrodnik
Name:	John Alban	Name:	Anita Zagrodnik
Title:	CEO, Cushing Asset Mgmt	Title:	Senior Vice President
Date:	8/6/21	Date:	8/6/2021

Amended Exhibit C to the
Fund Administration Servicing Agreement

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$ […] per project - one fund
$ […] - two funds, per project
$ […] - three funds, per project

Negotiated Fee - four funds and above
■$ […] - Additional fee per sub - adviser
■$ […] - Additional fee per drafting multi-manager exemptive application (does not include outside legal costs)
Additional Regulatory Administration Services
■$ […] - per fund or as negotiated for Subsequent new fund launch
■$ […] - per project for Subsequent new share class launch
■Multi - managed funds - as negotiated based upon specific requirements
■Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services - negotiated based upon specific requirements
Multi - managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*
Basis points
[…] on the first $ […] million
[…] on the next $ […] million
[…] on the next $ […] million

$ […] - per fund, Minimum Annual Fee
Temporary Fee Waiver (Effective 6/1/2021 through 5/31/2022)
$ […] - Monthly Fee Waiver to be applied as a credit on monthly invoice

■$ […] - Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Chief Compliance Officer Support Fee*
$ […] per year per fund complex - per service ($3,000 annually for Fund Administration and $ […] for Fund Accounting)

Data Services
Pricing Services
■$ […] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ […] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ […] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ […] - Bank Loans
■$ […] - Intraday money market funds pricing, up to 3 times per day
■$ […] per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
•$ […] - Interest Rate Swaps, Foreign Currency Swaps
•$ […] - Swaptions
•$ […] - Credit Default Swaps

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Actions and Factor Services
■$ […] - per Foreign Equity Security per Month
■$ […] - per Domestic Equity Security per Month
■$ […] - per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$ […] - per security per month for fund administrative data
SEC Modernization Requirements
■$ […] - per year, per Fund, Form N-PORT
■$ […] - per year, per Fund, Form N-CEN
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Available Services
(These services will not be billed for, unless selected)
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Transfer In-Kind
■$ […] - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$ […] - per fund per year, Base fee
■$ […] - per fund group setup
Section 18 Compliance Testing
■$ […] - per fund complex set up fee
■$ […] - per fund per month
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
■$ […] per fund
Customized delivery of data:
■TBD
Optional Tax Services
■$ […] - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$ […] - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$ […] - per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$ […] - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ […] - per estimate, To Prepare provision estimates
State Tax Returns
■$ […] - per fund, State tax notice consultative support and resolution
■$ […] - per state return, To Prepare state income tax returns for funds and blocker entities

•$ […] - per state return, Sign state income tax returns
•Assist in filing state income tax returns - Included with preparation of returns